[CAPTION]
                                      EXHIBIT 11
                                STEEL TECHNOLOGIES INC.
                    STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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In thousands, except per share data
            Fiscal Years Ended September 30     1995      1994      1993
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ACTUAL
  Weighted average shares
   outstanding                                  12,147    12,150   12,055
                                           ==============================
  Net income                                    $7,423   $10,512   $9,946
                                           ==============================
  Earnings per share                            $ 0.61   $  0.87   $ 0.83
                                           ==============================

PRIMARY

  Weighted average shares
   outstanding                                  12,147     12,150   12,055

  Dilutive effect of stock options                  81        236      151
                                            ------------------------------
                                                12,228      12,386   12,206
                                             ==============================
  Net income                                    $7,423     $10,512   $9,946
                                             ==============================
  Earnings per share                            $ 0.61     $  0.85   $ 0.81
                                             ==============================

FULLY DILUTED

  Weighted average shares
   outstanding                                  12,147      12,150   12,055

  Dilutive effect of stock options                  81         236      297
                                             ------------------------------
                                                12,228      12,386   12,352
                                             ==============================
  Net income                                    $7,423     $10,512   $9,946
                                             ==============================
  Earnings per share                            $ 0.61     $  0.85   $ 0.81
                                             ==============================



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